Exhibit 99

Contacts:
Investor Relations: David Banks, (303) 967-8057, david.banks@firstdata.com
Media Relations: Staci Busby, (303) 967-7188, staci.busby@firstdata.com

FIRST DATA ANNOUNCES STRONG FIRST QUARTER EARNINGS

Western Union Trends Improve; Concord Integration on Track

DENVER, April 22, 2004 - First Data Corp. (NYSE: FDC), a global leader in electronic commerce and payment services, today reported first quarter earnings per share (EPS) from continuing operations of $0.61, up from $0.38 in the prior year first quarter.  First quarter revenue increased 14% to $2.3 billion.  Net income from continuing operations was $480 million and cash flow generation remained strong.

First quarter EPS included $0.21 from the gain on the sale of Global Cash Access (GCA), which was partially offset by $0.02 of restructuring charges related to eONE Global and $0.01 related to other restructuring and impairment charges.  Concord integration expenses impacted EPS by $0.01.

Included in the operating results was a $0.02 per share non-cash charge related to the adjustment of certain accounting entries that originated primarily in 2002 and 2003 with respect to the TeleCheck business.  Due to these accounting entries and other issues at TeleCheck, the company is undertaking a comprehensive review of TeleCheck, including its systems and its strategic fit.

“We are off to a good start in 2004, especially with the trends at Western Union,” said Charlie Fote, chairman and chief executive officer, First Data.  “During the quarter, we closed the Concord acquisition, made measurable progress against our integration plans and are enthusiastic about the progress with bank renewals at STAR®.”

Operating Highlights

•                  Payment Services grew revenue 14% and operating profits 17%.

•                  Merchant Services grew revenue 28% and operating profits 25%.

•                  Card Issuing Services grew revenue 4% and operating profits 31%.

•                  The gain from the sale of GCA was recorded in other income, and the cash proceeds of $436 million further strengthened First Data’s cash position.

•                  Union Bank of California renewed its contract for STAR network access, ATM processing and signature debit processing services.

•                  In April, First Data International finalized its acquisition of Cashcard Australia Limited, a leading merchant ATM deployer in the Australian marketplace.

•                  In the first quarter, the company repurchased 19.1 million shares of stock for $808 million at an average price of $42.34 per share.  The remaining authorization for stock repurchases is $338 million.

Business Segment Highlights

Following the Concord acquisition, First Data modified its segments.  The changes are described below.  Prior year segment data has been reclassified to reflect the new segment presentation, which is detailed in the accompanying schedules.

Concord’s former “Network Services” businesses – primarily STAR network access and processing services – have been split between the Merchant Services segment (when revenues are driven by acquiring activities) and the Card Issuing Services segment (when revenues are driven by issuer activities).

Concord’s former “Payments Services” businesses – primarily related to merchant acquiring services – have been moved into the Merchant Services segment.  Additionally, Concord’s payments-related transportation services and prepaid card business, which were formerly reported in Concord’s Payment Services segment, have been moved to First Data’s Payment Services segment.

The eONE Global businesses, formerly reported as the Emerging Payments segment, and royalty income which was formerly a part of Merchant Services, are now included in “All Other and Corporate.”

First Data Technologies (FDT), a division providing data processing services to several clients that was previously reported in the Payment Services segment, has been moved to Card Issuing Services as part of its outsourcing business.

Concord’s revenue for 35 days was $128 million.  It added revenue of $92 million to Merchant Services, $30 million to Card Issuing Services and $6 million to Payment Services.  In the quarter, the reclassification of royalty income resulted in the movement of $2 million of revenue from Merchant Services to “All Other and Corporate.”  The reclassification of FDT resulted in a movement of $13 million of revenue from Payment Services to Card Issuing Services.

Payment Services delivered first quarter revenue of $958 million, 14% growth over prior year.  Operating profits increased 17% to $329 million, and margins remained strong at 34%.

Western Union, which represents more than 80% of Payment Services’ revenue, grew consumer-to-consumer money transfer transactions 20%, with international transactions and revenue each growing 25%.  Transactions to Mexico increased 15%, while consumer-to-business and prepaid transactions grew 9% and 17%, respectively.  Agent locations increased 18% from the same period last year to more than 188,000.

Merchant Services grew first quarter revenue 28% from the same period last year to $744 million, and operating profits increased 25% to $154 million.  Margins remained strong at 21%.  Merchant transactions grew 45% for the quarter.

Card Issuing Services posted first quarter revenue of $558 million, a 4% year-over-year, increase and operating profits of $98 million, a 31% increase.

During the quarter nearly 29 million accounts for seven customers were converted on schedule.  The pipeline of accounts to be converted is approximately 41 million.  All accounts are scheduled to be converted before the end of the year.  As of March 31, accounts on file were 398 million including the 18 million debit card accounts from Concord.

Conference Call and Webcast

First Data will hold a conference call today at 8:00 a.m. EDT to discuss the company’s first quarter results.  Charlie Fote, chairman and chief executive officer; Kim Patmore, executive vice president and chief financial officer; and David Banks, senior vice president of Investor Relations will host the call.  The call will be open to the public.  The conference call can be accessed by calling 888-831-9087 in the U.S. or 312-470-7381 internationally and passcode: FDC.  This call also will be broadcast on the company’s Web site at www.firstdata.com.  Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

A replay of the conference call and the webcast will be available one hour after the call concludes through 5:00 p.m. EDT April 29, 2004.  The replay of the call is available at 800-867-1933 in the U.S. or 402-280-1686 internationally (no passcode required), and a replay of the webcast is available at www.firstdata.com.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection.  Recording of the call is prohibited without the express written consent of First Data.

#   #   #   #   #

About First Data:

First Data Corp. (NYSE: FDC), with global headquarters in Denver, helps power the global economy. As a leader in electronic commerce and payment services, First Data serves approximately 3.5 million merchant locations, 1,400 card issuers and millions of consumers, making it easy, fast and secure for people and businesses around the world to buy goods and services using virtually any form of payment. With more than 30,000 employees worldwide, the company provides credit, debit, private-label, smart and stored-value card issuing and merchant transaction processing services; Internet commerce solutions; money transfer services; money orders; and check guarantee and verification services. The STAR® Network offers PIN-secured debit acceptance at one million point-of-sale locations and 264,000 ATMs nationwide. First Data also offers a variety of payment services to businesses around the world including those in the United Kingdom, Australia, Canada, Japan, Mexico, Spain, Panama, Brazil, China, the Netherlands, the Middle East and Germany.  Its Western Union and Orlandi Valuta money transfer networks include approximately 188,000 agent locations in more than 195 countries and territories. Visit www.firstdata.com for more information.

Notice to Investors, Prospective Investors and the Investment Community

Cautionary Information Regarding Forward-Looking Statements

Statements in this press release regarding First Data Corporation’s business which are not historical facts, including the revenue and earnings projections, are “forward-looking statements.” All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected.  Important factors upon which the Company’s forward-looking statements are premised include: (a) no unanticipated developments that delay or negatively impact the integration of Concord EFS, Inc. according to the Company’s integration plans, including its plans to integrate IT systems, eliminate duplicative overhead and costs, and retain customers and critical employees; (b) the divestiture of NYCE Corporation within the time period allowed in the Company’s agreement with the Department of Justice on terms reasonable to the Company; (c) continued growth at rates approximating recent levels for card-based payment transactions, consumer money transfer transactions and other product markets; (d) successful conversions under service contracts with major clients; (e) renewal of material contracts in the Company’s business units consistent with past experience; (f) timely, successful and cost-effective implementation of processing systems to provide new products, improved functionality and increased efficiencies; (g) successful and timely integration of significant businesses and technologies acquired by the Company and realization of anticipated synergies; (h) continuing development and maintenance of appropriate business continuity plans for the Company’s processing systems based on the needs and risks relative to each such system; (i) absence of consolidation among client financial institutions or other client groups which has a significant impact on FDC client relationships and no material loss of business from significant customers of the Company; (j) achieving planned revenue growth throughout the Company, including in the merchant alliance program which involves several joint ventures not under the sole control of the Company and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost management initiatives; (k) successfully managing the credit and fraud risks in the Company’s business units and the merchant alliances, particularly in the context of the developing e-commerce markets; (l) anticipation of and response to technological changes, particularly with respect to e-commerce; (m) attracting and retaining qualified key employees; (n) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting FDC’s businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (o) continuation of the existing interest rate environment so as to avoid increases in agent fees related to Payment Services’ products and increases in interest on the Company’s borrowings; (p) absence of significant changes in foreign exchange spreads on retail money transfer transactions, particularly in high-volume corridors, without a corresponding increase in volume or consumer fees; (q) continued political stability in countries in which Western Union has material operations; (r) implementation of Western Union agent agreements with governmental entities according to schedule and no interruption of relations with countries in which Western Union has or is implementing material agent agreements; (s) no unanticipated developments relating to previously disclosed lawsuits, investigations or similar matters; (t) no catastrophic events that could impact the Company’s or its major customer’s operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (u) no material breach of security of any of our systems; and (v) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection.

FDC-1

FIRST DATA CORPORATION

SUMMARY FINANCIAL HIGHLIGHTS

(Unaudited)

(In millions, except per share amounts)

	Three Months Ended March 31,
	2004	2003	Change

Total revenues	$2,258.4	$1,974.4	14%

Income before income taxes, minority interest, equity earnings in affliates and discontinued operations	$696.0	$394.2	77%

Net income
Income from continuing operations	$479.9	$290.8	65%
Discontinued operations (a)	3.6	1.8	100%
	$483.5	$292.6	65%

Earnings per common share - diluted
Continuing operations	$0.61	$0.38	61%
Discontinued operations	0.00	0.01
	$0.61	$0.39	56%

Weighted average shares outstanding - diluted	792.7	760.0	4%

Net income margins
Continuing operations	21.2%	14.7%	6.5	pts
Discontinued operations	0.2%	0.1%
	21.4%	14.8%	6.6	pts

(See accompanying notes)

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In millions, except per share amounts)

	Three Months Ended March 31,
	2004	2003	Change
Revenues:
Transaction and processing service fees:
Payment Services	$853.1	$749.4	14%
Merchant Services	574.9	453.6	27%
Check Verification and Guarantee Services	97.8	92.4	6%
Card Issuing Services	379.0	343.8	10%
All other	39.2	36.5	7%
Investment income, net	49.9	29.9	67%
Professional services	22.6	26.3	-14%
Software licensing and maintenance	15.7	11.2	40%
Product sales and other	76.2	68.8	11%
Reimbursable postage and other	150.0	162.5	-8%
	2,258.4	1,974.4	14%

Expenses:
Cost of services	1,183.4	1,018.0	16%
Cost of products sold	46.9	44.4	6%
Selling, general and administrative	356.8	331.6	8%
Reimbursable postage and other	150.0	162.5	-8%
Other operating expenses:
Restructuring, net	32.2	—	NM
Impairments	5.7		NM
Other	25.0	—	NM
	1,800.0	1,556.5	16%

Operating profit	458.4	417.9	10%

Other income (expense):
Interest income	5.4	1.3	315%
Interest expense	(31.1)	(24.9)	25%
Investment gains and (losses)	(1.8)	(0.1)	NM
Divestitures, net	265.1	—	NM
	237.6	(23.7)	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	696.0	394.2	77%

Income taxes	218.6	109.0	101%

Minority interest	(28.3)	(23.4)	21%
Equity earnings in affiliates	30.8	29.0	6%

Income from continuing operations	479.9	290.8	65%

Discontinued operations: (a)
Income from discontinued operations, net of taxes of $2.7 and $2.0, respectively	3.6	1.8	100%

Net income	$483.5	$292.6	65%

Earnings per share from continuing operations:
Basic	$0.61	$0.39	56%
Diluted	$0.61	$0.38	61%

Earnings per share:
Basic	$0.62	$0.39	59%
Diluted	$0.61	$0.39	56%

Weighted average shares outstanding:
Basic	780.8	750.2	4%
Diluted	792.7	760.0	4%

Shares outstanding at end of period	872.5	747.9	17%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2004	2003	Change
Revenues: (i)
Payment Services	$958.2	$839.7	14%
Merchant Services	744.1	580.8	28%
Card Issuing Services	558.0	534.4	4%
Subtotal segment revenues	2,260.3	1,954.9	16%
All Other and Corporate	64.6	77.0	-16%
	2,324.9	2,031.9	14%

Adjustments for items included in segment and All Other and Corporate revenue: (b)
Equity earnings in affiliates (c)	(38.7)	(36.7)	5%
Interest income	(5.4)	(1.3)	315%
Divested operations (d)	58.1	63.8	-9%
Eliminations (e)	(80.5)	(83.3)	-3%
Consolidated revenue	$2,258.4	$1,974.4	14%

Operating profit: (f) (i)

Payment Services	$328.6	$281.0	17%
Merchant Services	153.8	122.9	25%
Card Issuing Services	97.9	75.0	31%
Subtotal segment operating profit	580.3	478.9	21%
All Other and Corporate	(18.1)	(5.3)	-242%
	562.2	473.6	19%

Adjustments for items included in segment and All Other and Corporate operating profit: (b)
Equity earnings in affiliates (c)	(30.8)	(29.0)	6%
Divested operations (d)	11.2	6.9	62%
Minority interest from segment operations (g)	34.4	23.4	47%
Eliminations (e)	(50.3)	(55.7)	-10%
Interest expense	(31.1)	(24.9)	25%
Items excluded from segment operations (h)	200.4	(0.1)	NM
Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$696.0	$394.2	77%

Depreciation & Amortization:

Payment Services	$24.8	$25.2	-2%
Merchant Services	70.2	54.5	29%
Card Issuing Services	57.8	49.4	17%
All Other and Corporate	7.1	7.2	-1%
Divested operations	2.7	3.5	-23%
Consolidated depreciation & amortization	$162.6	$139.8	16%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(a)          Discontinued operations consist of NYCE.

(b)         Reconciles the total segment and All Other and Corporate revenue to consolidated revenue or total segment and All Other and Corporate operating profit to income before income taxes, minority interest, equity earnings in affiliates and discontinued operations as reported on the Consolidated Statements of Income.

(c)          Excludes equity losses that were recorded in expense of $0.4 million and $0.9 million for the three months ended March 31, 2004 and 2003, respectively, and the amortization related to the excess of the investment balance over the Company’s proportionate share of the investee’s net book value for 2004 and 2003.

(d)         The Company sold its 67%  owned subsidiary, Global Cash Access, (“GCA”) in March 2004. Revenue and operating profit associated with GCA is excluded from segment results. The Merchant Services segment revenue and operating profit were reclassified for 2003 to exclude results from GCA.

(e)          Represents elimination of adjustment to record Payment Services segment revenues and operating profit on a pretax equivalent basis and elimination of intersegment revenue.

(f)            Segment and All Other and Corporate operating profit includes interest income, minority interest from segment operations and equity earnings in affiliates net of related amortization expense and the allocation of corporate overhead.  Segment and All Other and Corporate operating profit excludes items discussed in note (h) below and interest expense.

(g)         Minority interest from segment operations excludes minority interest attributable to items excluded from segment operations discussed in note (h) below.

(h)         Items, other than interest expense, excluded from segment operations consist of the following:

2004 (in millions)	Three months ended March 31, 2004
Restructuring, net	$(32.2)	Restructuring charges of $32.3 million were recorded in the three months, offset with reversals of excess restructuring accruals of $0.1 million.

Impairments	(5.7)	Impairment charges were recorded for the three months related to software and goodwill as a result of the eONE Global business restructuring.

Investment losses, net	(1.8)	Net investment losses of $1.8 million were recorded in the three months related to e-commerce businesses and strategic investments.

Divestitures, net	265.1	Divestitures related to the gain on the sale of GCA and the release of $1.3 million divestiture accruals related to the expiration of certain contingencies.

Other	(25.0)	Other related to adjustments for Telecheck accounting entries that originated primarily during 2002 and 2003.

	200.4
Minority interest	6.1	Minority interest expense related to the above charges associated with eONE Global.
	$206.5

2003 (in millions)	Three months ended March 31, 2003
Investment loss	$(0.1)	Investment loss of $0.1 million related to e-commerce business.
	(0.1)
Minority interest	—
	$(0.1)

(i)             See accompanying Summary Segment Data reclassified for segment realignment and GCA divested operations.

NM = Not meaningful.

FIRST DATA CORPORATION

FINANCIAL TRANSACTION PROCESSING

KEY INDICATORS

(Unaudited)

	2004	2003	Change
At March 31,
Card accounts on file (millions)
Domestic cards (a)	365.4	297.0	23%
International cards	32.9	27.2	21%
Total	398.3	324.2	23%

For the Three-Months Ended March 31:

Payment services transactions (millions):

Consumer-to-consumer money transfer (b)	21.6	18.0	20%

Branded consumer-to-business (c)	36.5	33.4	9%

North America merchant transactions (millions) (d)	3,825.8	2,646.7	45%

North America issuer transactions (millions) (e)	1,164.3	582.5	100%

(a)          Domestic card accounts on file at March 31, 2004 include 17.6 million accounts processed by Concord.

(b)         Consumer-to-consumer money transfer transactions include North America and international consumer money transfer services.

(c)          Branded consumer-to-business transactions include Quick Collect, EasyPay, PhonePay, Paymap’s Just-in-Time and Equity Accelerator services, and E Commerce Group’s Speedpay transactions directly processed by E Commerce Group.

(d)         North America merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions (EBT), and processed-only or gateway customer transactions at the point of sale (“POS”).  North American merchant transactions also include acquired ATM transactions, gateway transactions at ATMs, and STAR PIN-debit POS transactions received from other acquirers.  2004 amounts include 648.0 million transactions processed by Concord since the acquisition date of February 26, 2004.  Prior year historical FDC amounts have been restated to conform to the current year presentation to include EBT.

(e)          North America issuer transactions include VISA and MasterCard signature debit, STAR ATM, STAR PIN-debit POS, and ATM and PIN-debit POS gateway transactions.  2004 amounts include 476.2 million transactions processed by Concord since the acquisition date of February 26, 2004.

FIRST DATA CORPORATION

FINANCIAL TRANSACTION PROCESSING

North America issuer transactions (millions)

(Unaudited)

Three Months Ended 3/31/2003 (a)	Three Months Ended 6/30/2003 (a)	Three Months Ended 9/30/2003 (a)	Three Months Ended 12/31/2003 (a)	Twelve Months Ended 12/31/2003 (a)

582.5	648.7	670.3	704.4	2,605.9

(a)  North America issuer transactions include VISA and MasterCard signature debit and ATM.   Amounts presented above are based on First Data historical transactions and do not include historical Concord transactions.

IRST DATA CORPORATION

SUMMARY SEGMENT DATA (reclassified for segment realignment & GCA divested operations)

(Unaudited)

(in millions)

	Twelve Months Ended 12/31/2001 (a)	Three Months Ended 3/31/2002	Three Months Ended 6/30/2002	Three Months Ended 9/30/2002	Three Months Ended 12/31/2002	Twelve Months Ended 12/31/2002
Revenues:
Payment Services (b)	$2,659.1	$706.9	$767.3	$808.4	$849.6	$3,132.2
Merchant Services (c) (d)	1,923.5	512.8	596.9	593.3	627.8	2,330.8
Card Issuing Services (b)	2,006.4	462.6	472.5	495.3	536.5	1,966.9
Subtotal segment revenues	6,589.0	1,682.3	1,836.7	1,897.0	2,013.9	7,429.9
All Other and Corporate (d) (e)	233.0	68.1	67.2	70.3	75.7	281.3
	6,822.0	1,750.4	1,903.9	1,967.3	2,089.6	7,711.2

Adjustments for items included in segment and All Other and Corporate revenue: (f)
Equity earnings in affiliates	(225.8)	(30.4)	(34.0)	(40.0)	(39.0)	(143.4)
Interest income	(26.4)	(1.6)	(1.2)	(1.1)	(1.1)	(5.0)
Divested operations (c)	275.2	64.2	65.2	66.4	63.3	259.1
Eliminations	(242.8)	(71.9)	(78.1)	(79.8)	(89.5)	(319.3)
Consolidated revenue	$6,602.2	$1,710.7	$1,855.8	$1,912.8	$2,023.3	$7,502.6

Operating profit:
Payment Services (b)	$860.2	$230.8	$245.7	$285.2	$286.4	$1,048.1
Merchant Services (c) (d)	583.7	113.8	176.9	169.2	179.1	639.0
Card Issuing Services (b)	366.6	83.9	90.4	96.6	101.1	372.0
Subtotal segment operating profit	1,810.5	428.5	513.0	551.0	566.6	2,059.1
All Other and Corporate (d) (e)	(17.8)	(10.9)	(11.9)	(19.4)	(4.9)	(47.1)
	1,792.7	417.6	501.1	531.6	561.7	2,012.0

Adjustments for items included in segment and All Other and Corporate operating profit: (g)
Equity earnings in affiliates	(208.6)	(24.1)	(28.0)	(33.6)	(32.9)	(118.6)
Divested operations (c)	27.4	8.7	8.6	9.7	7.6	34.6
Minority interest from segment operations	37.2	21.5	28.1	24.3	27.7	101.6
Eliminations	(175.9)	(51.0)	(53.9)	(54.2)	(58.2)	(217.3)
Interest expense	(117.1)	(29.2)	(26.9)	(27.0)	(27.7)	(110.8)
Items excluded from segment operations (h)	(191.5)	(14.6)	(31.4)	—	(23.0)	(69.0)

Income before income taxes, minority interest, equity earnings in affliates, discontinued operations, and cumulative effect of a change in accounting principle	$1,164.2	$328.9	$397.6	$450.8	$455.2	$1,632.5

	Three Months Ended 3/31/2003	Three Months Ended 6/30/2003	Three Months Ended 9/30/2003	Three Months Ended 12/31/2003	Twelve Months Ended 12/31/2003
Revenues:
Payment Services (b)	$839.7	$883.1	$921.8	$958.9	$3,603.5
Merchant Services (c) (d)	580.8	680.5	667.6	748.6	2,677.5
Card Issuing Services (b)	534.4	520.1	503.4	531.7	2,089.6
Subtotal segment revenues	1,954.9	2,083.7	2,092.8	2,239.2	8,370.6
All Other and Corporate (d) (e)	77.0	60.7	70.4	68.8	276.9
	2,031.9	2,144.4	2,163.2	2,308.0	8,647.5

Adjustments for items included in segment and All Other and Corporate revenue: (f)
Equity earnings in affiliates	(36.7)	(45.9)	(44.0)	(44.0)	(170.6)
Interest income	(1.3)	(1.4)	(2.1)	(2.7)	(7.5)
Divested operations (c)	63.8	66.6	71.0	68.3	269.7
Eliminations	(83.3)	(84.7)	(85.0)	(85.9)	(338.9)
Consolidated revenue	$1,974.4	$2,079.0	$2,103.1	$2,243.7	$8,400.2

Operating profit:
Payment Services (b)	$281.0	$304.3	$321.2	$321.6	$1,228.1
Merchant Services (c) (d)	122.9	194.1	180.9	225.3	723.2
Card Issuing Services (b)	75.0	74.1	74.8	86.0	309.9
Subtotal segment operating profit	478.9	572.5	576.9	632.9	2,261.2
All Other and Corporate (d) (e)	(5.3)	(25.1)	(22.2)	(24.7)	(77.3)
	473.6	547.4	554.7	608.2	2,183.9

Adjustments for items included in segment and All Other and Corporate operating profit: (g)
Equity earnings in affiliates	(29.0)	(38.8)	(35.9)	(35.0)	(138.7)
Divested operations (c)	6.9	11.7	11.4	10.5	40.5
Minority interest from segment operations	23.4	29.7	31.0	37.9	122.0
Eliminations	(55.7)	(57.1)	(55.5)	(54.5)	(222.8)
Interest expense	(24.9)	(24.1)	(27.7)	(30.4)	(107.1)
Items excluded from segment operations (h)	(0.1)	(0.1)	(33.0)	(5.8)	(39.0)

Income before income taxes, minority interest, equity earnings in affliates, discontinued operations, and cumulative effect of a change in accounting principle	$394.2	$468.7	$445.0	$530.9	$1,838.8

(a)          The 2001 results are on a pro forma basis as if SFAS 142 was effective for 2001 and goodwill amortization was ceased.

(b)         Payment Services and Card Issuing Services were reclassified to reflect the results of data center services provided to outside customers as part of Card Issuing Services.  The associated revenue for the first quarter of 2004 was $13.1 million.

(c)          Merchant Services was reclassified to reflect Global Cash Access as a divested operation.

(d)         Merchant Services and All Other and Corporate were reclassified to reflect the results of royalty income as part of All Other and Corporate.  The associated revenue for the first quarter of 2004 was $2.3 million.

(e)          All Other and Corporate was reclassified to reflect the results of including the operations previously included in the Emerging Payments segment as part of All Other and Corporate.  The associated revenue for the first quarter of 2004 was $38.9 million.

(f)            Adjustments for items included in segment and All Other and Corporate revenue that are not reflected in consolidated revenue include equity earnings from affiliates, divested operations, interest income and eliminations.

(g)         Adjustments for items included in segment and All Other and Corporate operating profit that are not reflected in income before income taxes, minority interest, equity earnings in affiliates, discontinued operations and cumulative effect of a change in accounting principle.

(h)         Items excluded from segment operations consist of restructuring, net, impairments, other, investment gains and (losses) net and [illegible] net.